Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-64354 and 333-169021 of Safeway Inc., each on Form S-8, of our report dated June 28, 2011, relating to the financial statements and financial statement schedule of The Vons Companies, Inc. Pharmacists’ 401(k) Plan appearing in the Annual Report on Form 11-K of The Vons Companies, Inc. Pharmacists’ 401(k) Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2011